Exhibit 99.1

Globus Medical Reports Preliminary Fourth Quarter and Full Year Sales Results

AUDUBON, PA, January 6, 2015: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced preliminary unaudited sales results for the year ending December 31, 2014, in advance of its annual national sales meeting being held later this week. The company anticipates fourth quarter 2014 sales of approximately $128.5 million, an 11.5% increase over fourth quarter 2013. Full year 2014 estimated sales increased to approximately $474 million or 9.1% over the prior year, exceeding the company’s previous guidance range of $462-467 million.

“In 2014, we continued to focus on growing our business through the expansion of our sales force and the release of 16 innovative products. Our fourth quarter sales results demonstrate the effective execution of our strategy. We also continued to invest significantly in our robotics division throughout the year and completed the acquisition of Transplant Technologies of Texas in the fourth quarter of 2014. Looking to 2015, we are confident in our ability to continue to grow our business faster than the overall spine market while maintaining industry-leading profitability,” commented David Paul, Chairman and CEO of Globus.

The company expects 2015 sales to be approximately $510 million, with earnings per fully diluted share of approximately $1.01.

These preliminary results are unaudited and are based on management's initial analysis of operations for the periods ended December 31, 2014, and are therefore subject to change. The company expects to announce its fourth quarter and full year 2014 financial and operating results in late February.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Ed Joyce
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com